UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On September 11, 2012, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Merrimack Pharmaceuticals, Inc. (the “Company”) approved the annual performance-based cash bonus program for 2012 for the Company’s named executive officers (the “2012 Bonus Program”).  The 2012 Bonus Program is comprised of the following three elements, each of which accounts for one-third of the annual cash bonus for each named executive officer: (1) the achievement of specified annual corporate objectives; (2) the achievement of specified annual individual performance objectives; and (3) the support of the overall management of the Company and the creation of long-term value for the Company’s stockholders, which are referred to as the general management contribution.

The corporate objectives for 2012 generally focus on the advancement of the Company’s product candidates in preclinical and clinical development, the pursuit of various internal initiatives and ensuring the adequate funding of the Company.

The individual performance objectives for 2012 for each named executive officer generally relate to the following:

•                  for Robert J. Mulroy, the Company’s President and Chief Executive Officer, transitioning the Company to a public company and advancing the Company’s corporate objectives;

•                  for William A. Sullivan, the Company’s Chief Financial Officer and Treasurer, transitioning the Company to a public company and developing the Company’s operating plan;

•                  for Fazal R. Khan, the Company’s Senior Vice President of Manufacturing, meeting the Company’s manufacturing needs for its preclinical and clinical product candidates and preparing the Company for commercial manufacturing;

•                  for Ulrik B. Nielsen, the Company’s Senior Vice President and Chief Scientific Officer, advancing the Company’s preclinical and early stage clinical product candidates; and

•                  for Clet M. Niyikiza, the Company’s Executive Vice President of Development, advancing MM-398 and MM-121 in clinical development and promoting the Company’s clinical strategy.

The general management contribution of each named executive officer will be evaluated retrospectively and will focus more broadly on overall contributions during the year to the improvement of processes and efficiency, the development of human and scientific capacity and the development and management of stakeholders, including partners, collaborators, investigators, stockholders and licensees, rather than on specific, pre-determined criteria.

Each named executive officer is eligible to receive an annual cash bonus under the 2012 Bonus Program up to a fixed percentage of his base salary, with the foregoing elements determining the percentage of the annual cash bonus that the named executive officer will receive.  For 2012, Mr. Mulroy is eligible to receive an annual cash bonus of up to 50% of his 2012 base salary and each of Mr. Sullivan, Dr. Khan, Dr. Nielsen and Dr. Niyikiza are eligible to receive annual cash bonuses of up to 40% of their 2012 base salaries.

Notwithstanding the foregoing, the Committee has the authority to, in its sole discretion, adjust the bonus percentage in connection with its review of the named executive officer’s performance and to modify the amount of the annual cash bonus above or below the amount calculated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: September 14, 2012	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
Corporate Counsel and Secretary